U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2010

NUTRA PHARMA CORP.
(Exact name of registrant as specified in its charter)

California	000-32141	91-2021600
(State or jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2776 University Drive
Coral Springs, Florida 33065
(Address of principal executive offices) (Zip Code)

Registrant's telephone number: 954-509-0911

(Former name or former address, if changed since last report)

Nutra Pharma Corp. is referred to herein as “we,” “our,” or “us”.

Section 1 – Registrant’s Business and Operations

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Resignation of Paul Reid as our Director
On August 16, 2010, Paul Reid, our Director since April 10, 2008, resigned as a Director of our Board of Directors.  Mr. Reid’s resignation as a Director was not regarding any matter pertaining to our operations, policies or practices.  Mr. Reid will continue as Chief Executive Officer of ReceptoPharm,  Inc., our wholly owned subsidiary that conducts drug research and discovery.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 17, 2010

Nutra Pharma Corp.

/s/ Rik Deitsch
By: Rik Deitsch, Chief Executive Officer